Exhibit 99.4

PROXY CARD

REVOCABLE PROXY

CENTERSTATE BANK OF FLORIDA

         PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _____2002.

         The undersigned hereby appoints _____and_____, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of CenterState Bank of Florida (the “Bank”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the main office of the Bank at 1101 First Street South, Winter Haven, Florida, on ____, ____, 2002, at ____p.m., and at any adjournment or postponement thereof.

         SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER AGREEMENT LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.	To authorize, adopt and approve the Amended and Restated Plan of Merger and Merger Agreement between Centerstate Banks of Florida, Inc. and CenterState Bank of Florida, providing for the merger of CenterState Bank of Florida with and into CenterState Interim Bank.

____ FOR	____ AGAINST	____ ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your
stock certificate. When shares are held by
joint tenants, both should sign. When
signing as attorney, executor,
administrator, trustee or guardian, please
give full title as such. If a corporation,
please sign in full corporate name by
president or other authorized officer. If
a partnership, please sign in partnership
name by authorized person

SHARES __________

DATED _______, 2002

Signature

Signature if held jointly

Please print or type your name

Please mark here if you intend to attend the Special Meeting of Shareholders.

Please return your signed Proxy to:

CenterState Bank of Florida 1101 First Street, South Winter Haven, Florida 33881 Attn: Ernest S. Pinner